 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Royalty Pharma plc 2025 Equity Incentive Plan of our reports dated February 12, 2025, with respect to the consolidated financial statements of Royalty Pharma plc and the effectiveness of internal control over financial reporting of Royalty Pharma plc included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

May 16, 2025